EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 033-88414, 333-33173, 333-87070 and 333-64464) of The Cheesecake Factory Incorporated of our report dated February 3, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 4, 2004